As filed with the Securities and Exchange Commission on February 19, 2004
Registration No. 333-[            ]

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Semitool, Inc.

(Exact name of registrant as specified in its charter)

Montana	81-0384392
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

SEMITOOL, INC.

655 West Reserve Drive
Kalispell, Montana 59901
(406) 752-2107
(Address, including zip code, and telephone number, including area code, of registrar’s principal executive offices)

Raymon F. Thompson

Chairman, President and Chief Executive Officer
SEMITOOL, INC.
655 West Reserve Drive
Kalispell, Montana 59901
(406) 752-2107
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of all communications to be sent to:

Justin L. Bastian, Esq.
Jelena McWilliams, Esq.
Morrison & Foerster LLP
755 Page Mill Road
Palo Alto, California 94304
(650) 813-5600

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Aggregate Price Per	Aggregate Offering	Amount of
Securities to be Registered	Registered	Share(1)	Price(2)	Registration Fee

Common Stock, no par value	3,500,000	$13.55	$47,425,000	$6,008.75

(1)	Pursuant to Rule 457(c), such price is based on the average high and low prices of the common stock on February 13, 2004, as reported on the Nasdaq National Market.

(2)	Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended.

      Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this Registration Statement is a combined prospectus and relates to registration statement no. 333-46348 previously filed by the Company on Form S-3 and declared effective on September 21, 2000. The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file an amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

SUBJECT TO COMPLETION, DATED FEBRUARY 19, 2004

PRELIMINARY PROSPECTUS

Semitool, Inc.

4,000,000 Shares of Common Stock

        This prospectus relates to 4,000,000 outstanding shares of our common stock that the selling shareholder named in this prospectus may offer from time to time. The registration of these shares does not necessarily mean that the selling shareholder will offer or sell his shares.

      We are not offering or selling any shares of our common stock pursuant to this prospectus. We will not receive any of the proceeds from the sale by the selling shareholder of the shares of common stock. We will bear the expenses of the offering of the common stock, except that the selling shareholder will pay any applicable underwriting fees, discounts or commissions and transfer taxes, as well as the fees and disbursements of his counsel.

      Our common stock is listed for trading on the Nasdaq National Market under the symbol “SMTL.” On February 13, 2004, the last reported sales price for our common stock on the Nasdaq National Market was $13.10.

      The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February      , 2004

SEMITOOL, INC.
USE OF PROCEEDS
DIVIDEND POLICY
SELLING SHAREHOLDER
PLAN OF DISTRIBUTION
DESCRIPTION OF SECURITIES
LEGAL MATTERS
EXPERTS
INCORPORATION OF DOCUMENTS BY REFERENCE
WHERE YOU CAN FIND MORE INFORMATION
POWER OF ATTORNEY
EXHIBIT INDEX
EX-23.1

      Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our” or the “Company” mean Semitool, Inc. and its subsidiaries. When we refer to our “Charter” we mean our Restated Articles of Incorporation, as amended.

i

SEMITOOL, INC.

      We design, manufacture, install and service highly engineered equipment for use in the fabrication of semiconductor devices. Our products are focused on the wet chemical process steps in integrated circuit, or IC, manufacturing and include systems for electrochemical deposition, wafer surface preparation and wafer transport container cleaning. Our electrochemical deposition systems are used for plating copper and gold for the IC’s internal wiring, or interconnects; solder and gold bumps for wafer level packaging applications; and other metals for various semiconductor and related applications. Our surface preparation systems are designed for wet cleaning, stripping and etching processes, including photoresist and polymer removal and metal etching. Typically, there are hundreds of manufacturing steps in fabricating semiconductor devices and after many of these steps a wet cleaning, stripping or etching process is required. Our customers include many of the major semiconductor device and wafer level packaging manufacturers worldwide.

      Semitool, a Montana corporation, was founded in 1979 and is headquartered in Kalispell, Montana. Our mailing address is 655 West Reserve Drive, Kalispell, MT 59901 and our telephone number is 406-752-2107. Additional information about the Company is available on our website at http://www.semitool.com. On our Investor Relations page on our website, we post the following filings as soon as practicable after they are electronically filed with or furnished to the Securities and Exchange Commission: our annual report on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934. All such filings on our own Investor Relations web page are available to be viewed on this page free of charge. Information contained on our website is not part of this prospectus or our other filings with the Securities and Exchange Commission. We assume no obligation to update or revise any forward-looking statements in this prospectus, whether as a result of new information, future events or otherwise, unless we are required to do so by law. Our Form 10-K and other filings also are available at the Securities and Exchange Commission’s website at http://www.sec.gov.

      We own the registered trademark “Semitool.” This prospectus also includes other trademarks and tradenames of Semitool and third parties.

USE OF PROCEEDS

      We will not receive any of the proceeds from the sale by the selling shareholder of shares of our common stock. We have agreed to bear certain expenses relating to the registration of the shares of common stock registered pursuant to the registration statement of which this prospectus is a part.

DIVIDEND POLICY

      We have never declared or paid any cash dividends. We currently expect to retain future earnings, if any, to finance the growth and development of our business.

SELLING SHAREHOLDER

      The following table provides the name of the selling shareholder and the number of shares of common stock owned by the selling shareholder as of December 31, 2003.

      Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by the selling shareholder and the percentage ownership of the selling shareholder, shares of common stock subject to options held by the selling shareholder that are currently exercisable or exercisable within 60 days of December 31, 2003 are deemed outstanding. Percentage of beneficial ownership as of December 31, 2003 is based upon 28,483,327 shares of common stock outstanding. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, the selling shareholder has sole voting and investment power with respect to the shares set forth opposite his name. The address of the selling shareholder is: c/o Semitool, Inc., 655 West Reserve Drive, Kalispell, Montana 59901.

      Since the selling shareholder may sell all, some or none of his respective shares, we cannot estimate the aggregate number and percentage of shares of common stock that the selling shareholder will offer pursuant to this prospectus or that the selling shareholder will own upon completion of an offering to which this prospectus relates. The table below assumes that the selling shareholder sells all of the shares registered pursuant to the registration statement of which this prospectus is a part.

	Shares Beneficially Owned			Shares Beneficially Owned
	Prior to This Offering			After This Offering
Shares
Shareholder	Number	Percent	Being Sold	Number	Percent

Raymon F. Thompson(1)	11,957,368	42.0%	4,000,000	7,957,368	27.9%

(1)	Includes 9,965,838 shares held in the name of the Raymon F. Thompson Revocable Trust, 1,775,730 shares held in the name of the Ladeine A. Thompson Revocable Trust (Mrs. Thompson is Mr. Thompson’s wife), and 189,400 shares held in the name of the Floyd Foundation Trust of which Mr. Thompson is the trustee.

PLAN OF DISTRIBUTION

      The shares of common stock offered by this prospectus are being sold by the selling shareholder. We will not receive any of the proceeds from the sale of these shares.

      The distribution of the shares of common stock by the selling shareholder may be made from time to time by the selling shareholder directly or through one or more brokers, agents, or dealers in one or more transactions (which may involve crosses and block transactions) on the Nasdaq National Market, the Pacific Exchange, Inc. or other exchanges on which our common stock is listed, pursuant to and in accordance with the rules of those exchanges, in the over-the-counter market, in negotiated transactions or otherwise, at prices related to prevailing market prices or at negotiated prices. In the event that one or more brokers, agents or dealers agree to sell the shares, they may do so by purchasing shares as principals or by selling shares as agents for the selling shareholder. Any brokers, agents or dealers who sell the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended. Any broker, agent or dealer may receive compensation from the selling shareholder which may be deemed to be underwriting discounts or commissions and may receive commissions from purchasers of the securities for whom it may act as agent. If any such broker or dealer purchaser the shares as principal it may resell the shares from time to time to or through other brokers or dealers, and the other brokers or dealers may receive compensation in the form of concessions or commissions from the selling shareholder or purchaser of the shares from whom they may act as agents.

      We have advised the selling shareholder that it and any brokers, dealers or agents who effect a sale of the shares are subject to the prospectus delivery requirements of the Securities Act of 1933, as amended. We have advised the selling shareholder that in the event of a “distribution” of his shares, the selling shareholder and any broker, agent or dealer who participates in the distribution may be subject to applicable provisions of the Securities Exchange Act of 1934, as amended and its rules and regulations, including Regulation M.

      In connection with distributions of the shares, the selling shareholder may enter into hedging transactions with broker-dealers, and the broker-dealers may engage in short sales of our common stock in the course of hedging the positions they assume with the selling shareholder. The selling shareholder also may sell our common stock short and deliver the shares to close out short positions. The selling shareholder also may enter into option or other transactions with broker-dealers that involve the delivery of the shares to the broker-dealers, who may then resell or otherwise transfer the shares. The selling shareholder may transfer the shares to a donee and any donee would become a selling shareholder under this prospectus.

      We will bear all expenses of the offering of the shares, except that the selling shareholder will pay any applicable underwriting fees, discounts or commissions and transfer taxes, as well as the fees and disbursements of his counsel and experts.

DESCRIPTION OF SECURITIES

      Our authorized capital stock consists of 75,000,000 shares of common stock, no par value, and 5,000,000 shares of preferred stock, no par value.

      The following description of our capital stock is not complete and is qualified in its entirety by our Charter and bylaws, as amended, both of which are included as exhibits to the registration statement of which this prospectus forms a part, and by applicable Montana laws.

Common Stock

      As of December 31, 2003, there were 28,483,327 shares of common stock outstanding. The holders of common stock are entitled to one vote per share on all matters to be voted upon by the shareholders, except that upon giving the legally required notice, shareholders may cumulate their votes in the election of directors. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription right. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock to be issued upon completion of any offering will be fully paid and non-assessable.

      The common stock is listed on the Nasdaq National Market under the symbol “SMTL.” The transfer agent and registrar for our common stock is BankBoston, N.A.

Preferred Stock

      Under our Articles of Incorporation, as amended, our Board of Directors may direct the issuance of up to 5,000,000 shares of preferred stock in one or more series and with rights, preferences, privileges and restrictions, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, that may be fixed or designated by our Board of Directors without any further vote or action by our shareholders.

General

      Because our Board of Directors has the power to establish the preferences, powers and rights of each class of preferred stock, it may afford the holders of any class of preferred stock preferences, powers and rights, voting or otherwise, senior to the rights of holders of shares of common stock. The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control. We have no present plan to issue any shares of preferred stock.

      Preferred stock, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. The specific terms of a particular class of preferred stock will be described in the prospectus supplement relating to that class, including a prospectus supplement providing that preferred stock may be issuable upon the exercise of warrants. The description of preferred stock set forth below and the description of the terms of a particular class of preferred stock set forth in a prospectus supplement do not purport to be complete and are qualified in their entirety by reference to the Certificate of Designation relating to that class.

      The preferences and other terms of the preferred stock of each class will be fixed by the Certificate of Designation relating to the class. A prospectus supplement relating to each class of preferred stock will specify the following terms:

•	The title and stated value of the preferred stock;

•	The number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	The dividend rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

•	Whether the preferred stock is cumulative or not and, if cumulative, the date from which dividends on the preferred stock will accumulate;

•	The provision for a sinking fund, if any, for the preferred stock;

•	The provision for redemption, if applicable, of the preferred stock;

•	Any listing of the preferred stock on any securities exchange;

•	The terms and conditions, if applicable, upon which the preferred stock will be converted into common stock, including the conversion price (or manner of calculation thereof);

•	A discussion of any material federal income tax considerations applicable to the preferred stock;

•	The relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•	Any limitations on issuance of any class of preferred stock ranking senior to or on a parity with such class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•	Any other specific terms, preferences, rights, limitations or restrictions of the preferred stock; and

•	Any voting rights of the preferred stock.

Rank

      Unless otherwise specified in the applicable prospectus supplement, the preferred stock will be, with respect to dividends and upon our voluntary or involuntary liquidation, dissolution or winding up:

•	senior to all classes or series of common stock and to all of our equity securities the terms of which provide that the equity securities shall rank junior to the preferred stock;

•	junior to all equity securities that we issue which rank senior to the preferred stock; and

•	on a parity with all equity securities that we issued other than those that are referred to in the bullet points above.

      The term “equity securities” does not include convertible debt securities.

LEGAL MATTERS

      The validity of the Securities offered hereby will be passed upon for us by Crowley, Haughey, Hanson, Toole & Dietrich, P.L.L.P., Kalispell, Montana.

EXPERTS

      The financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended September 30, 2003 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF DOCUMENTS BY REFERENCE

      The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces this information. We incorporate by reference the following documents we filed with or furnished to the SEC:

•	our Annual Report on Form 10-K for the year ended September 30, 2003;

•	our Quarterly Report on Form 10-Q for the quarter ended December 31, 2003;

•	our Proxy Statement on Schedule 14A for our 2004 Annual Meeting of Shareholders;

•	our Current Reports on Form 8-K dated November 4, 2003, January 20, 2004, and January 23, 2004; and

•	each document filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination of the offering of all securities to which this prospectus relates.

      You should rely only on the information incorporated by reference or set forth in this prospectus or the applicable prospectus supplement. We have not authorized anyone else to provide you with different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of these documents.

      Copies of all documents which are incorporated herein by reference (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference in such information) will be provided without charge to each person, including any beneficial owner, to whom this prospectus is delivered upon written or oral request. Requests should be directed to Larry A. Viano, Semitool, Inc., 655 West Reserve Drive, Kalispell, Montana 59901, (406) 752-2107.

WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference rooms at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC’s regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC also maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC (http://www.sec.gov). You can inspect reports and other information we file at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

      We have filed a registration statement of which this prospectus is a part and related exhibits with the SEC under the Securities Act of 1933, as amended. The registration statement contains additional information about us and the securities. You may inspect the registration statement and exhibits without charge at the office of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and you may obtain copies from the SEC at prescribed rates.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution

      The following is an itemized list of the estimated expenses to be incurred by us in connection with the offering of the securities being offered hereby. All of the expenses listed below will be paid by us. All amounts shown are estimates except the registration fee for this registration statement.

Amount
to be Paid

SEC Registration fee	$6,008.75
Printing and engraving expenses	2,000.00
Legal fees and expenses	15,000.00
Accounting fees and expenses	2,000.00
Miscellaneous expenses	991.25

Total	$26,000.00

Item 15.     Indemnification of Directors and Officers

      Sections 35-1-451 through 35-1-459 of the Montana Code Annotated authorize a court to award, or a corporation to provide, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended. Section 35-1-452 of the Montana Code Annotated authorizes a corporation to indemnify a director against liability incurred because he is or was a director of the registrant, provided that certain standards are met, except in connection with a proceeding by or in the right of the corporation in which the director is adjudged liable to the corporation or in connection with any other proceeding in which the director is adjudged liable on that basis that personal benefit was improperly received by the director. Article VII, Section B of the Company’s Articles of Incorporation provides for indemnification of the Company’s directors, officers, employees and agents to an extent not inconsistent with Montana law.

      Directors of the Company may also be indemnified pursuant to a liability insurance policy maintained by the Company for such purposes. The Underwriting Agreement provides for indemnification by the underwriters of the registrant and its executive officers and directors, and by the registrant of the underwriters, for certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, in connection with matters specifically provided by the underwriters for inclusion in this Registration Statement.

      Section 35-1-216(2)(d) authorizes a corporation to include in its articles of incorporation a provision eliminating or limiting the liability of a director to the corporation or its shareholders for money damages for any actions or omissions by a director, except liability for the amount of a financial benefit received by a director to which the director is not entitled, an intentional infliction of harm on the corporation or the shareholders, an intentional violation of criminal law, or if the director participates in making an unlawful distribution. Article VII, Section A of the Company’s Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Montana law, such limitations on a director’s liability to the registrant and its shareholders.

      The Company entered into agreements with its directors and executive officers that require the Company to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Company or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and also sets forth certain procedures that will apply in the event of a claim for indemnification thereunder.

Item 16.     Exhibits

      The Exhibits are as set forth on the Exhibit Index hereto.

Item 17.     Undertakings

      Insofar as indemnification by the Company for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions referenced in Item 15 of this Registration Statement or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      The undersigned Company hereby undertakes:

(1) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(3) That, for the purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

(4) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kalispell, State of Montana, on February 17, 2004.

SEMITOOL, INC.

By:	/s/ RAYMON F. THOMPSON

Name: Raymon F. Thompson Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

      The undersigned hereby constitutes and appoints Raymon F. Thompson and Larry A. Viano as his true and lawful attorneys-in-fact and agents, jointly and severally, with full power of substitution and resubstitution, for and in his stead, in any and all capacities, to sign on his behalf the registration statement on Form S-3 in connection with the sale by the selling shareholder of shares of offered securities, and to execute any amendments thereto (including post-effective amendments) or certificates that may be required in connection with this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission and granting unto said attorneys-in-fact and agents, jointly and severally, the full power and authority to do and perform each and every act and thing necessary or advisable to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, jointly and severally, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ RAYMON F. THOMPSON Raymon F. Thompson	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	February 17, 2004

/s/ LARRY A. VIANO Larry A. Viano	Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)	February 17, 2004

/s/ HOWARD E. BATEMAN Howard E. Bateman	Director	February 17, 2004

/s/ DONALD P. BAUMANN Donald P. Baumann	Director	February 17, 2004

/s/ C. RICHARD DEININGER C. Richard Deininger	Director	February 17, 2004

Signature	Title	Date

/s/ TIMOTHY C. DODKIN Timothy C. Dodkin	Director and Executive Vice President	February 17, 2004

/s/ DANIEL J. EIGEMAN Daniel J. Eigeman	Director	February 17, 2004

/s/ CHARLES P. GRENIER Charles P. Grenier	Director	February 17, 2004

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

3.1	Restated Articles of Incorporation of the Company(1)
3.2	Amended Bylaws of the Company(2)
5.1	Opinion of Crowley, Haughey, Hanson, Toole & Dietrich, P.L.L.P.(3)
23.1	Consent of PricewaterhouseCoopers LLP
24.1	Power of Attorney (included on signature page to Registration Statement)

(1)	Incorporated herein by reference to the identically numbered exhibit to the Company’s Registration Statement on Form S-1 (File No. 33-87548) which became effective on February 2, 1995.

(2)	Incorporated herein by reference to Exhibit 3.4 to the Company’s Annual Report on Form 10-K, date of report December 29, 1997.

(3)	To be filed by amendment or incorporated by reference in connection with the offering of the applicable securities.